UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 23, 2021

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 211, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On August 23, 2021, the Board of Directors of Ameri Metro Inc. (the “Company”) resolved to terminate the engagement of Weinstein International CPA, 16 Kissufim St., Jerusalem, 9123101, Idam Weinstein CPA Partner and engage Elkana Amitai CPA Rimon 1, Mitzpe Netofa 1529500 Israel as the Company’s independent public accountant.

During the Company’s fiscal year end July 31, 2019 and the subsequent interim periods through the date of termination (August 23, 2021), there were no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, with Weinstein International CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinstein International CPA, would have caused it to make reference to the subject matter of the disagreements in connection with its report. None of the “reportable events” set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Weinstein International CPA served as the Company’s principal independent accountants. Weinstein International CPA audit report on the Company’s consolidated financial statements as of and for the fiscal year ended July 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

For the Company’s fiscal year ended July 31, 2020, and the subsequent interim period through April 30, 2021, the Company has engaged Elkana Amitai CPA Rimon 1, Mitzpe Netofa 1529500 Israel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2021

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer